SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 25, 2005 (May 20, 2005)

Sanders Morris Harris Group Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 3100, Houston, Texas 77002

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code    (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 3.02.   Unregistered Sale of Equity Securities.

On May 10, 2005, Sanders Morris Harris Group Inc. (the “Company”) announced that it had acquired a 51% interest in The Edelman Financial Center, LLC (“EFC LLC”).  The Company filed a press release and a Form 8-K announcing the transaction on May 10, 2005.

Pursuant to the terms of the Reorganization and Purchase Agreement (the “Purchase Agreement”) dated as of May 10, 2005, among the Company, The Edelman Financial Center, Inc., EFC LLC, and Fredric M. Edelman, as consideration for the initial 51% interest in EFC LLC, the Company paid $12.5 million in a combination of cash and shares of the Company’s common stock, par value $.01 per share (the “Common Stock”).  The number of shares of Common Stock to be issued was to be determined following the first closing based upon the formula set forth in the Purchase Agreement.  Based upon that formula, on May 20, 2005, the Company issued 292,155 shares of Common Stock to The Edelman Financial Center, Inc. as part of the consideration paid on the first closing.  The shares of Common Stock issued under the Purchase Agreement have not been registered in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.   Financial Statements and Exhibits.

c.             Exhibits

2.01         Reorganization and Purchase Agreement dated as of May 10, 2005 among Sanders Morris Harris Group Inc., The Edelman Financial Center, Inc., The Edelman Financial Center, LLC, and Fredric M. Edelman (Filed as Exhibit 2.01 to the Company’s Form 8-K dated May 10, 2005 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

	By:	/s/ Rick Berry
Rick Berry,
Chief Financial Officer

Date: May 25, 2005